Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-1 of Star Fashion Culture Holdings Limited (the “Company”) of our report dated on November 13, 2024, relating to the consolidated financial statements, which appears in this annual report on Form 20-F of the Company for the year ended June 30, 2024 and 2023.

Enrome LLP

Singapore

June 16, 2025

Enrome LLP	143 Cecil Street #19-03/04 GB Building, Singapore 069542	admin@enrome-group.com www.enrome-group.com